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Exhibit 21.1
Sabre Holdings Corporation
Subsidiaries

All subsidiaries are wholly owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries outlined further below.

Sabre Holdings Corporation SUBSIDIARY
Sabre Inc. (Delaware)
Sabre Inc. SUBSIDIARIES

Axess International Network, Inc. (Japan) (25%)
ENCOMPASS Holding, Inc. (Delaware)
GetThere Inc. (Delaware)
GetThere L.P. (Delaware) (13.5% Limited Partner)
Greyhound Acquisition Corp. (Delaware)
Prize Ltd. (Latvia) (50%)
Sabre Decision Technologies International, Inc. (Delaware)
Sabre Decision Technologies Licensing, Inc. (Delaware)
Sabre Investments, Inc. (Delaware)
Sabre International, Inc. (Delaware)
Sabre International Holdings, Inc. (Delaware)
Sabre Limited (New Zealand)
Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%)
Sabre South Pacific I (Australian Partnership) (1%)
Sabre Technology Enterprises, Ltd. (Cayman Islands)
Sabre Technology Holland B.V. (Netherlands)
SST Finance, Inc. (Delaware)
SST Holding, Inc. (Delaware)
TSGL, Inc. (Delaware)
Sabre Sales (Barbados), Ltd.
Ticketnet Corporation (Canada)
Travelocity Holdings, Inc. (Delaware)
Travelocity.com LP (Delaware) (51%)
GetThere Inc. SUBSIDIARIES
GetThere L.P. (Delaware) (1% General Partner; 83% Limited Partner) AllMeetings Inc.
AllMeetings Inc. SUBSIDIARIES
GetThere L.P. (Delaware) (2.5% Limited Partner)
GetThere L.P. SUBSIDIARIES
GetThere Ltd. (United Kingdom)
Greyhound Acquisition Corp SUBSIDIARY
Gradient Solutions Limited (Ireland)
Gradient Solutions Limited SUBSIDIARIES
Gradient Solutions Polska (Poland)
Sabre Australia Technologies I Pty Limited SUBSIDIARY
Sabre Pacific Pty Limited (Australia)

Sabre China Sea Technologies Ltd. SUBSIDIARY
Sabre Australia Technologies I Pty Limited (Australia)
Sabre Decision Technologies International, Inc. SUBSIDIARIES
Airline Technology Services Mauritius Ltd. (Mauritius) Sabre (Australia) Pty Ltd. (Australia)
Airline Technology Services Mauritius Ltd. SUBSIDIARY
Sabre Pakistan (Private) Limited (Pakistan) (99%)
Sabre Holdings GmbH SUBSIDIARIES
Sabre DCS GmbH (Germany) (51%) Dillon Communication Systems GmbH—(Germany) (49%)
Sabre International, Inc. SUBSIDIARIES

Sabre China Sea Technologies Ltd. (Labuan)
Sabre CIS Holdings, Inc. (Delaware)
Sabre Belgium (Belgium) (99%)
Sabre Computer-Reservierungssystem GmbH (Austria)
Sabre Danmark ApS (Denmark)
Sabre Deutschland Marketing GmbH (Germany)
Sabre Deutschland Services GmbH (Germany)
Sabre EMEA Marketing Limited (UK)
Sabre Espana Marketing, S.A. (Spain) (99%)
Sabre Europe Management Services Ltd. (UK) (99%)
Sabre France Sarl (France)
Sabre Hellas SA (Greece)
Sabre Holdings GmbH (Germany)
Sabre Ireland Limited (Ireland)
Sabre Italia S.r.l. (Italy) (99%)
Sabre Marketing Nederland B.V. (Netherlands)
Sabre Norge AS (Norway)
Sabre Portugal Servicios Lda (Portugal) (99%)
Sabre Servicios Colombia Ltda. (Colombia) (99%)
Sabre South Pacific I (Australia) (99%)
Sabre Suomi Oy (Finland)
Sabre Sverige AB (Sweden)
Sabre UK Marketing Ltd. (UK) (99%)
STIN Luxembourg S.A. (Luxembourg) (99%)
Travel Technologies Holdings GmbH (Germany) (3.9%)
Sabre International Holdings, Inc. SUBSIDIARIES

Sabre Belgium (Belgium) (1%)
Sabre Espana Marketing, S.A. (Spain) (1%)
Sabre Europe Management Services Ltd. (UK) (1%)
Sabre International (Bahrain) W.L.L. (1%)
Sabre Italia S.r.l. (Italy) (1%)
Sabre Portugal Servicios Lda (Portugal) (1%)
Sabre Servicios Colombia Ltda. (Colombia) (1%)
Sabre UK Marketing Ltd. (UK) (1%)
STIN Luxembourg S.A. (Luxembourg) (1%)

Sabre Investments, Inc. SUBSIDIARIES
Sabre Investments—PK-1, Inc. (Delaware) Sabre Investments—B4-1, Inc. (Delaware) Sabre Investments—LI-1, Inc. (Delaware) Sabre Investments—WR-1, Inc. (Delaware)
SabreMark G.P., Inc. SUBSIDIARY
SabreMark Limited Partnership (Delaware) (1%)
SabreMark L.P., Inc. SUBSIDIARY
SabreMark Limited Partnership (Delaware) (99%)
Sabre Pacific Pty Limited SUBSIDIARY
Sabre Pacific Limited (New Zealand)
Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARIES
Sabre Informacion S.A. de C.V. (Mexico) (99%) Sabre Sociedad Tecnologica S.A. de C.V. (Mexico) (51%)
Sabre Technology Enterprises, Ltd. SUBSIDIARIES
Sabre Technology Enterprises II, Ltd. (Cayman Islands) Sabre International (Bahrain) W.L.L. (99%)
Sabre Technology Enterprises II, Ltd. SUBSIDIARY
Abacus International Pte Ltd. (Singapore) (35%)
Sabre Technology Holland B.V. SUBSIDIARIES
Sabre Informacion S.A. de C.V. (Mexico) (1%) Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)
Sabre Sociedad Tecnologica S.A. de C.V. SUBSIDIARY
Sabre Servicios Administrativos S.A. de C.V. (Mexico) (99.9%)
Travel Technologies Holdings GmbH SUBSIDIARIES
Sabre DCS GmbH (Germany) (49%) Dillon Communication Systems GmbH—(Germany) (51%)
TSGL, Inc. SUBSIDIARY
TSGL Holding, Inc. (Delaware)
TSGL Holding, Inc. SUBSIDIARIES
SabreMark G.P., Inc. (Delaware) SabreMark L.P., Inc. (Delaware) Travelocity.com LP (Delaware) (0.5%)
Travelocity Holdings GmbH SUBSIDIARY
Travelocity.co.uk LTD (UK)
Travelocity Holdings, Inc. SUBSIDIARIES
Travelocity.com Inc. (Delaware) (70% voting interest; 22.3% equity interest) Travelocity.com LP (Delaware) (10%)

Travelocity.com Inc. SUBSIDIARIES
Travelocity.com LP (Delaware) (1%) Travelocity.com LP Sub Inc. (Delaware)
Travelocity.com LP SUBSIDIARIES
Travelocity (Australia) Pty LTD Travelocity GmbH (Germany)
Travelocity GmbH SUBSIDIARY
Travel Overland Flugreisen GmbH & Co. KG (Germany) (50% Joint Venture)
Travel Overland Flugreisen GmbH & Co. KG SUBSIDIARY
Travelocity Holdings GmbH (Germany)
Travelocity.com LP Sub Inc. SUBSIDIARY
Travelocity.com LP (Delaware) (37.5%)
*
All subsidiaries are wholly-owned unless otherwise noted in parenthesis

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Exhibit 21.1 Sabre Holdings Corporation Subsidiaries